Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 033-88662, No. 333-03003, No. 333-22939, No. 333-22941, No. 333-26681, No. 333-32537, No. 333-45271, No. 333-60887, No. 333-60883, No. 333-68415, No. 333-68423, No. 333-85123, No. 333-85121, No. 333-49828, No. 333-60864, No. 333-75944, No. 333-100166, No. 333-113358, No. 333-120218, No. 333-121637, No. 333-129868, No. 333-140743, No. 333-144003, No. 333-147434, No. 333-147437, No. 333-152864, No. 333-159017, No. 333-162887, No. 333-168618, No. 333-192167, No. 333-198006, No. 333-219734, No. 333-228283, No. 333-230112, No. 333-233362, No. 333-242393, No. 333-265500, No. 333-269556, No. 333-275244, No. 333-283066, No. 333-291363) of KLA Corporation of our report dated August 6, 2026 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
San Jose, California
August 6, 2026